SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORPORATION A

          GABELLI INTERNATIONAL ADVISORY SERVICES LTD.
                                 9/03/96            1,000-           44.0125
                                 9/03/96            1,000            43.8000
                                 8/30/96            1,000            44.0125
                                 8/29/96            1,000            44.0125
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/09/96            4,500            45.0500
               THE GABELLI EQUITY TRUST,INC.
                                 9/03/96            5,000            43.5000
          GAMCO INVESTORS, INC.
                                 9/09/96            6,000            45.1667
                                 9/09/96            3,000            45.0000
                                 9/06/96              400            44.5000
                                 9/04/96            2,000-           44.5000
                                 9/04/96            2,100            44.5000
                                 9/03/96              500            44.1250
                                 9/03/96            2,000            44.5000
                                 9/03/96            2,000            44.1875
                                 9/03/96            2,600            44.4519
                                 8/16/96            1,500            42.7583
                                 8/15/96            2,000            41.8125
                                 8/09/96            1,500            42.5833
                                 8/02/96            2,500            41.9000
                                 7/29/96            2,000-           40.3750
                                 7/26/96            1,500            40.8417
                                 7/25/96            6,000            40.1792


          PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD

          GAMCO INVESTORS, INC.
                                 8/19/96            1,000-           71.5000
                                 8/08/96            2,500-           70.7500
                                 8/02/96            3,500-           72.5000




(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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